Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-08-2015

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (2020)

Selling
Underwriter
Goldman, Sachs & Co.,

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., BB&T Capital
Markets, a division of BB&T Securities,
LLC, Capital One Securities, Inc., Danske
Markets Inc., DBS Bank Ltd., Fifth Third
Securities, Inc., ING Financial Markets
LLC, KeyBanc Capital Markets Inc., Lloyds
Securities Inc., Mizuho Securities USA
Inc., PNC Capital Markets LLC, RBC Capital
Markets, LLC, RBS Securities Inc., Regions
Securities LLC, Santander Investment
Securities Inc., Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, UniCredit Capital
Markets LLC, U.S. Bancorp Investments,
Inc., CastleOak Securities, L.P., Drexel
Hamilton, LLC, Mischler Financial Group,
Inc., Samuel A. Ramirez & Company, Inc.

Transaction Details

Date of Purchase
09-08-2015


Purchase
Price/Share
(per share / %
of par)
$ 99.796

Total
Commission,
Spread or
Profit
0.350 %


1.	Aggregate Principal Amount Purchased
(a+b)
$110,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$24,902,000

b. Other BlackRock Clients
$85,098,000

2.	Aggregate Principal Amount of
Offering
$1,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.088


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]
Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.
Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dipankar Banerjee
Date:
09-11-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
09-11-15

Global Syndicate Team Member













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